UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K AMENDED

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                              March 21, 2002

                                                                                      Eateries, Inc.

(Exact name of registrant as specified in its charter)

        Oklahoma                                            0-14968                                                   73-123048

(State of other jurisdiction                      (Commission                                           (IRS Employer

of incorporation)                                         File Number)                                           Identification No.)

1220 S. Santa Fe Avenue, Edmond Oklahoma                                                        73003

(Address of principal executive offices)                                                                   (Zip Code)

Registrant’s telephone number, including area code                                               405-705-5000

                                                                                           Not Applicable

(Former name or former address, if changed since last report.)

Item 1.

Eateries, Inc. Reports Year End Results

Garcia’s Sale Results in non-cash loss of $7,908,000

EBITDA before One-Time Charges Increases $393,000

Oklahoma City, Oklahoma, March 21, 2003.  Vincent F. Orza, Jr., Chairman and Chief Executive Officer of Eateries, Inc. (Nasdaq SC:EATS), today announced the results for the fiscal year ended December 29, 2002.  As previously indicated, Eateries, Inc. sold 14 Garcia’s Mexican Restaurants during 2002, including 10 stores in the fourth quarter.  The Garcia’s sale resulted in substantial losses related to a loss on disposal of assets of $1,900,000 (which includes the write off of $1,811,000 in goodwill) and $2,135,000 for SFAS 121 impairment of the remaining Garcia’s assets.  Additionally, based primarily upon the events in the fourth quarter and recommendation of the Company’s independent auditors, Eateries, Inc. wrote off $3,873,000 of deferred tax assets.  These three related charges totaled approximately $7,908,000 and resulted in an overall loss of ($6,327,000) (($2.12) per share) for 2002 compared to a net loss of ($677,000) (($0.23) per share) in 2001. Net loss for the fourth quarter 2002 was ($6,356,000) (($2.13) per share) compared to net income of $430,000 ($0.15 per share) in the fourth quarter 2001.

Due to the sale of Garcia’s, Company revenues decreased to $96,254,000 or 3.2% in 2002 from $99,483,000 in 2001. However, system-wide sales for the fiscal year ended December 29, 2002 increased $773,000 or 0.7% to $108,648,000 from $107,875,000 for the same period ending December 30, 2001. The increase is a result of the Company’s continuing success and growth of its Garfield’s franchise program. Again as a result of the disposition of 14 restaurants, Company revenues for the Fourth-quarter of 2002 were $24,487,000, a decrease of 7.3% versus the $26,403,000 in the same quarter of 2001.  Likewise, system-wide sales (including all franchised locations) decreased ($553,000) or 1.9% to $28,191,000 for the Fourth-quarter of 2002 compared to $28,744,000 for the same quarter of 2001.

The Company’s Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for 2002 decreased to $632,000 versus $4,147,000 in 2001. Fourth quarter EBITDA decreased to ($3,037,000) versus $1,890,000 for the same period in 2001. However, EBITDA before one-time charges from disposals of assets and SFAS 121 impairment for 2002 increased $393,000 or 8.8% to $4,878,000 from $4,485,000 in 2001.

"Having won our lawsuit against J.R. Simplot, resulting in an $8.9 million judgment (currently in appeal) from the food contamination for which J.R. Simplot Company admitted liability, management decided to dispose of Garcia’s and incur the $8.5 million in losses. J.R. Simplot Company has already paid Eateries Inc. $516,000 for attorney’s fees and costs related to the trial as part of the $8.9 million judgment.  The reimbursement for attorney fees and expenses had been included in accounts receivable at year-end 2001.  No other amounts related to the judgment have been received or are reflected in the Company’s financial statements" said Orza.

"We are now able to focus on Garfield’s without distraction.  Despite the nation’s sluggish economy, Company owned Garfield’s same store sales increased .5% in 2002.  Our current franchisees opened five new locations in 2002 and we have begun development of eight additional units (5 franchise and 3 Company) in 2003.  We also hope to announce the signing of a number of new franchise partners in 2003" said Orza.

Continuing franchise royalties from Garfield’s increased to $440,000 in 2002 from $311,000 in 2001, an increase of 41.5%.  System-wide Garfield’s sales increased $4,397,000 or 5.6% to $82,313,000 from $77,916,000 in the prior year.  Continuing franchise royalties from Garfield’s increased to $131,000 in the fourth quarter 2002 from $77,000 in same quarter in 2001, an increase of 70.1%.  System-wide Garfield’s sales increased $1,054,000 or 4.8% to $22,879,000 from $21,825,000 in the same quarter of 2001.

Eateries, Inc. owns, operates, franchises and licenses 63 restaurants under the names of Garfield’s Restaurant and Pub, Garcia’s Mexican Restaurants and Pepperoni Grill and Italian Bistro Restaurants in 19 states.  For additional information, contact James M. Burke or Bradley L. Grow at 1220 S. Santa Fe Ave., Edmond, Oklahoma, 73003 or call 405.705.5000 or FAX: 405.705.5001.

From time to time, the Company may publish forward-looking statements relating to certain matters including anticipated financial performance, business prospects, the future opening of Company-owned and franchised restaurants, anticipated capital expenditures, and other matters.  All statements other than statements of historical fact contained in this press release or in any other report of the Company are forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  In order to comply with the terms of that safe harbor, the Company notes that a variety of factors, individually or in the aggregate, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements including, without limitation, consumer spending trends and habits; competition in the casual dining restaurant segment; weather conditions in the Company’s operating regions; laws and government regulations; general business and economic conditions; availability of capital; success of operating initiatives and marketing and promotional efforts; and changes in accounting policies.  In addition, the Company disclaims any intent or obligation to update those forward-looking statements.

EATERIES, INC. SUMMARY FINANCIAL DATA FOR FIRST QUARTER 2001 ($ AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS) (UNAUDITED)
STATEMENT OF INCOME:	THIRTEEN WEEKS ENDED				FIFTY-TWO WEEKS ENDED
	December 29, 2002		December 30, 2001		December 29, 2002		December 30, 2001
	$	%	$	%	$	%	$	%
REVENUES:
RESTAURANT SALES	$24,195	98.8%	$26,278	99.5%	$95,167	98.9%	$98,324	98.8%
FRANCHISE FEES AND ROYALTIES	197	0.8%	80	0.3%	621	0.6%	541	0.5%
OTHER INCOME	95	0.4%	45	0.2%	465	0.5%	618	0.6%

	24,487	100.0%	26,403	100.0%	96,254	100.0%	99,483	100.0%
COSTS AND EXPENSES:
FOOD AND BEVERAGE SALES (1)	6,592	27.2%	6,986	26.6%	25,784	27.1%	26,845	27.3%
RESTAURANT OPERATING EXPENSES (1)	14,722	60.8%	15,518	59.1%	59,778	62.8%	61,725	62.8%
PRE-OPENING COSTS (1)	---	0.0%	163	0.6%	---	0.0%	592	0.6%
GENERAL AND ADMINISTRATIVE EXPENSES	1,571	6.4%	1,507	5.7%	5,814	6.0%	5,835	5.9%
LOSS ON DISPOSAL OF ASSETS	2,504	10.2%	339	1.3%	2,110	2.2%	339	0.3%
SFAS 121 WRITE OFFS	2,135	8.7%	---	0.0%	2,135
DEPRECIATION AND AMORTIZATION (1)	1,104	4.6%	1,105	4.2%	4,183	4.4%	4,245	4.3%
INTEREST EXPENSE	157	0.6%	219	0.8%	706	0.7%	986	1.0%

	28,785	117.6%	25,837	97.9%	105,511	104.4%	100,567	101.1%

INCOME (LOSS) BEFORE INCOME TAXES	(4,298)	(17.6%)	566	2.1%	(4,257)	(4.4%)	(1,084)	(1.1%)
PROVISION (BENEFIT) FOR INCOME TAXES	2,058	8.4%	136	0.5%	2,070	2.2%	(407)	(0.4%)

NET INCOME	$(6,356)	(26.0%)	$430	1.6%	$(6,327)	(6.6%)	$(677)	(0.7%)

BASIC EARNINGS PER SHARE	$(2.13)		$0.15		$(2.12)		$(0.23)

DILUTED EARNINGS PER SHARE	$(2.13)		$0.12		$(2.12)		$(0.23)

EARNINGS BEFORE INTEREST, TAXES DEPRECIATION AND AMORTIZATION (EBITDA)	$(3,037)		$1,890		$632		$4,147

RESTAURANTS OPEN AT END OF PERIOD
COMPANY	53		67		53		67
FRANCHISE	11		7		11		7
TOTAL SYSTEM-WIDE RESTAURANTS	64		74		64		74

SYSTEM-WIDE RESTAURANT SALES	$28,191		$28,744		$108,648		$107,875

(1) PERCENTAGES BASED UPON RESTAURANT SALES; ALL OTHERS ON TOTAL REVENUES.